Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 24, 2000, relating to the financial statements and financial highlights of Oppenheimer Convertible Securities Fund, which appears in such Registration Statement.




/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
April 16, 2001